Exhibit 10.55

2006 ITT EDUCATIONAL SERVICES, INC.

EQUITY COMPENSATION PLAN

1.	Establishment, Objectives and Duration.

(a)        Establishment of the Plan. ITT Educational Services, Inc. hereby establishes the "2006 ITT Educational Services, Inc. Equity Compensation Plan" (“Plan”). The Plan is effective upon its approval by the Company's stockholders at the 2006 Annual Meeting (“Effective Date”).

(b)        Objectives of the Plan. The Plan's objectives are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Participants, and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link Participants' personal interests to those of the Company’s stockholders.

(c)        Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the 10th anniversary of the Effective Date. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.	Definitions. As used in the Plan, the following definitions will apply:

(a)        “Applicable Law” means the legal requirements relating to stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

(b)        “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards granted under the Plan.

(c)        “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

(d)	“Board” means the Board of Directors of the Company.

(e)        “Cashless Exercise” means, to the extent permitted by Applicable Law, a program approved by the Committee in which payment of the applicable Exercise Price of an Option may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(f)         “Cause” means, unless that term or an equivalent term is otherwise defined with respect to an Award by the Participant's Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; or (ii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant's ability to perform his or her duties with the Company.

(g)	“Change in Control” means the occurrence of one or more of the following:

(i)         The acquisition by any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary, of a beneficial ownership directly or indirectly of 20 percent or more of the outstanding common shares of the Company; the purchase by any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary, of shares pursuant to a tender offer or exchange offer to acquire common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15 percent or more of the outstanding common stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);

(ii)         The stockholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

(iii)        There shall have been a change in a majority of the members of the Board within a 12-month period, unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period; or

(iv)	The liquidation or dissolution of the Company.

Notwithstanding any other provision of the Plan, with respect to any provision or feature of the Plan that constitutes or provides for a deferred compensation plan subject to Code Section 409A, no event or transaction will constitute a Change in Control unless it is a change in control within the meaning of Code Section 409A.

(h)        “Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

(i)         “Committee” means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan; provided, however, that, where appropriate, "Committee" also means (i) the Board, which, pursuant to Section 3(b), administers the Plan with respect to Non-Employee Directors; and (ii) any delegate of the Committee that, pursuant to Section 3(d), has the authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) "covered employees" under Code Section 162(m).

(j)         “Company” means ITT Educational Services, Inc., a Delaware corporation, and any successor thereto as provided in Section 23.

(k)        “Continuous Service” means an Employee's provision of services in any capacity to the Company or any Subsidiary that is not interrupted or terminated. Continuous Service will not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company may include medical leave, military leave, or any other personal leave approved by an authorized Company representative. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of the leave is guaranteed by statute or contract.

(l)         “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.

(m)       “Dividend” means a dividend declared and paid on Shares subject to an Award.

(n)	“Employee” means any employee of the Company or a Subsidiary.
(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)        “Exercise Price” means the price at which a Participant may purchase a Share pursuant to an Option.

(q)        “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)         Where a public market exists for the Share, the Fair Market Value will be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii)         In the absence of an established market for the Share of the type described above, the Committee will determine the Share's Fair Market Value in good faith using a reasonable valuation methodology, and that determination will be conclusive and binding on all persons.

(r)         “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 8.

(s)         “Full-Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or any Other Stock-Based Award with value denominated in Shares.

(t)         “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

(u)        “Non-Employee Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary and who is not an Employee.

(v)        “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Code Section 422.

(w)       “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 7.

(x)        “Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 13.

(y)        “Participant” means a current or former Employee or Non-Employee Director who the Committee selects (or selected) to receive an Award.

(z)         “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

(aa)       “Performance Measure” means any performance goal that the Committee, in its discretion, may select from among any of the following performance goals: total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, student enrollment, new student enrollment, continuing students, total students, compound annual growth rate, internal rate of return, graduate employment rate, and financial aid packaging percentage.

(bb)      “Performance Period” means the period during which a Performance Measure must be met.

(cc)       “Performance Share” means an Award granted to a Participant pursuant to Section 11.

(dd)      “Performance Unit” means an Award granted to a Participant pursuant to Section 12.

(ee)       “Period of Restriction” means the period during which Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 9, 10 and 13.

(ff)        “Plan” means this 2006 ITT Educational Services, Inc. Equity Compensation Plan, as amended from time to time.

(gg)       “Restricted Stock” means an Award granted to a Participant pursuant to Section 9.

(hh)       “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 10.

(ii)         “Retirement” means, with respect to an Employee, termination of employment after attaining age 55 and completing at least 10 Years of Service. With respect to a Non-Employee Director, "Retirement" means termination of service on the Board after serving at least six (6) years on the Board.

(jj)	“SEC” means the United States Securities and Exchange Commission.

(kk)      “Section” means, except where used in direct reference to a provision of the Code or the Exchange Act, a provision of this Plan.

(ll)         “Share” means a share of the Company's common stock, par value $0.01 per share, subject to adjustment pursuant to Section 18.

(mm)     “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, pursuant to Section 8.

(nn)       “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” has that term's meaning in Code Section 424(f).

(oo)      “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary, or the Company’s sale or distribution of substantially all of the outstanding capital stock of that Subsidiary.

(pp)      “Tandem SAR” means a SAR that is granted in connection with a related Option, as described in Section 8.

(qq)      “Voting Securities” means voting securities of the Company entitled to vote generally in the election of directors.

(rr)        “Years of Service” has the meaning used for vesting purposes under the Company's ESI 401(k) Plan.

3.	Administration of the Plan.

(a)        The Committee. The Plan will be administered by the Compensation Committee of the Board or such other committee (“Committee”) as the Board selects consisting of two or more members of the Board each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Code Section 162(m), and an “independent director” under New York Stock Exchange listing standards. The members of the Committee will be appointed from time to time by, and will serve at the discretion of, the Board.

(b)        Board as the Committee. Notwithstanding subsection (a) above, the Board will constitute the Committee and administer the Plan with respect to Non-Employee Directors, determine the terms of Awards, and their related Award Agreements, to Non-Employee Directors, and grant Awards to Non-Employee Directors.

(c)        Authority of the Committee. Subject to Applicable Law and the Plan's provisions, and except as the Board may provide otherwise, the Committee will have full, final and discretionary authority to take all actions it determines necessary to administer the Plan, including, without limitation, the following actions:

(i)         select the Employees and Non-Employee Directors to whom Awards may from time to time be granted under the Plan;

(ii)         determine whether and to what extent Awards are granted under the Plan;

(iii)        determine the size, type, terms, and conditions of any Awards granted under the Plan;

(iv)	approve forms of Award Agreements for use under the Plan;

(v)        establish Performance Measures for any Performance Period and determine whether those goals were satisfied;

(vi)        amend the terms of any outstanding Award granted under the Plan in the event of a Participant’s termination of employment or service or in the event of a Change in Control, provided that, except as otherwise provided in Section 19, no such amendment will reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company, and provided further, that any amendment that would adversely affect the Participant’s rights under an outstanding Award will not be made without the Participant’s written consent;

(vii)       construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and decide all questions of fact arising in the application of the Plan and any Award Agreement; and

(viii)      take such other action, not inconsistent with the Plan's terms, as the Committee deems appropriate.

(d)        Delegation of Authority. As permitted by Applicable Law, the Committee may delegate, to one or more officers of the Company, its authority, including the power and authority to make Awards to Participants who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) "covered employees" under Code Section 162(m), pursuant to such conditions and limitations as the Committee may establish. The Committee may delegate authority pursuant to this provision only by resolution or other valid action it reflects in writing.

(e)        Effect of Committee’s Decision. The Committee's decisions, determinations and interpretations will be final, binding and conclusive on all persons, including the Company, its Subsidiaries, Employees, Non-Employee Directors, and their estates and beneficiaries.

4.	Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a)        Number of Shares Available for Grants. Subject to adjustment as provided in Section 18, the maximum number of Shares that may be issued pursuant to Awards under the Plan is 4,000,000 Shares. The number of Shares remaining for other Awards will be reduced by three (3) for each Share delivered in connection with a Full-Value Award.

(b)        Limit on Awards of Incentive Stock Options. Subject to adjustment as provided in Section 18, the maximum aggregate number of Shares that may be delivered in connection with Incentive Stock Options under the Plan will not exceed 4,000,000 Shares.

(c)        Limits on Awards to Individual Participants. Subject to adjustment as provided in Section 18, the following rules will apply with respect to Awards to individual Participants:

(i)         Total Limit: The maximum aggregate number of Shares that can be granted to any one Participant in a particular calendar year pursuant to any and all Awards is 200,000 Shares.

(ii)         Incentive Stock Options: The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted in any particular calendar year to any one Participant is 200,000 Shares.

(iii)        Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units may be granted in a particular calendar year to any one Participant is 100,000 Shares.

(iv)        Performance Shares and Performance Units: The maximum aggregate number of Performance Shares that may be granted in a particular calendar year to any one Participant is 100,000 Shares, and the maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one calendar year to any one Participant is $1,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of that amount.

(d)        Forfeited Shares. If Awards are forfeited or terminated for any reason before being exercised, fully vested, or settled, then the Shares underlying those Awards will cease to count against the limitations in subsections (a) and (b) and will become available for Awards under the Plan.

(e)        Shares for Withholding Obligations. Any Shares subject to any Award that are withheld or otherwise not issued upon exercise of any Award to satisfy the Participant's withholding obligations or in payment of any subscription price or the Exercise Price, and Shares subject to an Award (or any portion of an Award) that is settled in cash in lieu of settlement in Shares, will reduce the number of Shares available for grant under the limitations in subsections (a) and (b).

(f)         Awards Settled in Cash. Awards valued by reference to Shares that may be settled in equivalent cash value will count against the limitations in this Section 4 to the same extent as if settled in Shares.

5.	Eligibility and Participation.

(a)        Eligibility. Employees and Non-Employee Directors are eligible to participate in the Plan.

(b)        Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Non-Employee Directors those to whom Awards will be granted and will determine the nature and amount of each Award.

6.	Types of Awards.

(a)        Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

(b)        Designation of Award. Each Award will be designated in the Award Agreement.

7.	Options.

(a)        Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as the Committee determines.

(b)        Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the Option vesting schedule, and such other provisions as the

Committee determines including, without limitation, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options will be subject to the limitations set forth in Code Section 422.

(c)        Exercise Price. Except for Options adjusted pursuant to Section 18 and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price of each Option will not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price of the Option will not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(d)        Term of Options. The term of an Option granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed seven (7) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)        Vesting of Options. Options granted under this Section 7 will be exercisable at such times (based on the passage of time or the achievement of Performance Measures) and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for each grant or for each Participant; provided, however, that, except as otherwise provided upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, no Option may be exercisable prior to one (1) year from the date of grant.

(f)         Exercise of Options. Options granted under this Section 7 will be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment for the Exercise Price. An Option's Exercise Price will be payable to the Company:

(i)	in cash or its equivalent;

(ii)         by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, provided that the Committee may, in its sole discretion, require that Shares tendered for payment have been previously held by the Participant for a minimum duration;

(iii)        in any other manner then permitted by the Committee (including Cashless Exercise); or

(iv)        by a combination of any of the permitted methods of payment in subsections (i), (ii), and (iii) above.

The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Law or for any other reason it deems appropriate.

(g)        Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 7 as it deems advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

(h)        Termination for Death, Disability, or Retirement. Upon a Participant's death, Disability, or Retirement, the following rules apply:

(i)         All of the Participant's Options with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of the following two dates:

(A)           the date three (3) years after the date of the Participant's death, Disability, or Retirement; or

(B)	the date the Options expire in accordance with their terms.

(ii)         All of the Participant's Options with performance-based vesting provisions are subject to the following two rules:

(A)           the Participant will forfeit all such Options that are not exercisable as of the date of the Participant's death, Disability or Retirement; and

(B)           Options that were exercisable as of the date of the Participant's death, Disability or Retirement will remain exercisable until the earlier of (I) the date three (3) years after the date of the Participant's death, Disability or Retirement, or (II) the date the Options expire in accordance with their terms.

(i)         Other Terminations Without Cause. Upon termination by the Company of employment or service without Cause, or upon termination of employment or service by the Participant for a reason other than death, Disability, or Retirement, the following rules apply:

(i)         A Participant will forfeit all of his or her Options that had not yet become exercisable as of the date of the Participant's termination.

(ii)         Options that were exercisable as of the date of the Participant's termination will remain exercisable until the earlier of (i) the date 90 days after the date of termination, or (ii) the date the Options expire in accordance with their terms.

(j)         Other Terminations For Cause. Upon termination of employment or service for Cause, a Participant will immediately forfeit all of his or her outstanding, unexercised Options (including those Options that were otherwise exercisable as of the date of the Participant's termination).

(k)	Additional Rules For Incentive Stock Options.

(i)         No Incentive Stock Option will be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which incentive stock options under Code Section 422 are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Code Section 422(d). This limitation will be applied by taking Options into account in the order in which granted.

(ii)         An Award of an Incentive Stock Option may provide that the Option may be exercised not later than three (3) months following the Participant's termination of employment with the Company and all Subsidiaries, or not later than one (1) year following a permanent and total disability within the meaning of Code Section 22(e)(3), and to the extent determined by the Committee to comply with the requirements of Code Section 422.

(iii)        Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, that Option will be deemed to be a Nonqualified Stock Option and fully authorized and validly issued under the Plan.

8.	Stock Appreciation Rights.

(a)        Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

(b)        Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the number of Shares to which the SAR pertains, the grant price, the term of the SAR, and such other provisions as the Committee determines.

(c)        Grant Price. The grant price of a Freestanding SAR will not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR will equal the Exercise Price of the related Option; provided, however, that these limitations will not apply to Awards that are adjusted pursuant to Section 18.

(d)        Term of SARs. The term of a SAR granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed seven (7) years from the date of grant.

(e)        Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR will result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR will similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(f)         Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the applicable Award Agreement; provided, however, that except as otherwise provided upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, no Freestanding SARs may be exercisable prior to one (1) year from the date of grant.

(g)        Payment of SAR Amount. SARs granted under this Section 8 will be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the SAR is to be exercised. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)         the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee as specified in the Award Agreement, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h)        Termination for Death, Disability, or Retirement. Upon a Participant's death, Disability, or Retirement, the following rules apply:

(i)         All of the Participant's SARs with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of the following two dates:

(A)           the date three (3) years after the date of the Participant's death, Disability, or Retirement; or

(B)	the date the SARs expire in accordance with their terms.

(ii)         All of the Participant's SARs with performance-based vesting provisions are subject to the following two rules:

(A)           a Participant will forfeit all such SARs that are not exercisable as of the date of the Participant's death, Disability or Retirement; and

(B)           SARs that were exercisable as of the date of the Participant's death, Disability or Retirement will remain exercisable until the earlier of (I) the date three (3) years after the date of the Participant's death, Disability or Retirement, or (II) the date the SARs expire in accordance with their terms.

(i)         Other Terminations Without Cause. Upon termination by the Company of the Participant's employment or service without Cause, or upon termination of employment or service by the Participant for a reason other than death, Disability, or Retirement, the following rules apply:

(i)         A Participant will forfeit all of his or her SARs that had not yet become exercisable as of the date of the Participant's termination.

(ii)         SARs that were exercisable as of the date of the Participant's termination will remain exercisable until the earlier of (i) the date 90 days after the date of termination, or (ii) the date the SARs expire in accordance with their terms.

(j)         Other Terminations For Cause. Upon termination of employment or service for Cause, a Participant will immediately forfeit all of his or her outstanding, unexercised SARs (including those SARs that were otherwise exercisable as of the date of the Participant's termination).

9.	Restricted Stock.

(a)        Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)        Award Agreement. Each Restricted Stock grant will be evidenced by an Award Agreement that specifies the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee determines.

(c)        Period of Restriction. Except as otherwise provided in subsection (h) below, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock will be subject to one of the following two (2) Periods of Restriction depending, as the case may be, upon whether the Award is subject to time-based or performance-based restrictions:

(i)         Time-Based Period of Restriction: Any Period of Restriction for an Award of Restricted Stock that is based solely on the passage of time will not be less than three (3) years.

(ii)         Performance-Based Period of Restriction: Any Period of Restriction for an Award of Restricted Stock that is based on the achievement of Performance Measures will not be less than one (1) year, which period may, at the discretion of the

Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement).

Notwithstanding Section 3(c) of this Plan, the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock under a Period of Restriction that is shorter than the minimum Periods of Restriction in this subsection (c), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock.

(d)        Other Restrictions. The Committee may impose such other conditions or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific Performance Measures, additional time-based restrictions, or restrictions under Applicable Law or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of the Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place on them a legend and institute stop-transfer orders on the Shares, and the Participant will be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

(e)        Removal of Restrictions. Subject to Applicable Law, Restricted Stock will become freely transferable by the Participant after the last day of the applicable Period of Restriction. Once Restricted Stock is released from the restrictions, the Participant will be entitled to receive a certificate evidencing the Shares.

(f)         Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Shares of Restricted Stock granted under the Plan may exercise full voting rights with respect to those Shares during the Period of Restriction.

(g)        Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock will receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to the Restricted Stock will be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which the distributions were made.

(h)        Termination of Employment or Service. Notwithstanding subsection (c) above:

(i)         With respect to an Award of Restricted Stock with a time-based Period of Restriction, (A) upon termination of a Participant's employment or service due to death or Disability, the Period of Restriction with respect to such Restricted Stock will lapse immediately, (B) upon termination of a Participant's employment or service due to Retirement, the Participant will retain his or her unvested Restricted Stock and the Period of Restriction will lapse in accordance with its original terms, and (C) upon termination of a Participant's employment or service for any reason other than death, Disability or Retirement, the Participant will forfeit immediately after the termination of employment or service all Shares of his or her Restricted Stock that are unvested as of the date of termination of employment or service.

(ii)         With respect to an Award of Restricted Stock with a performance-based Period of Restriction, upon termination of a Participant's employment or service for any reason, the Participant will forfeit immediately after the termination of employment or service all Shares of his or her Restricted Stock that are unvested as of the date of termination of employment or service.

10.	Restricted Stock Units.

(a)        Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)        Award Agreement. Each grant of Restricted Stock Units will be evidenced by an Award Agreement that specifies the applicable Period of Restriction, the number of Restricted Stock Units granted, the settlement date, and such other provisions as the Committee determines.

(c)        Value of Restricted Stock Units. The initial value of a Restricted Stock Unit will equal the Fair Market Value of a Share on the date of grant; provided, however, that this requirement will not apply to Awards that are adjusted pursuant to Section 18.

(d)        Period of Restriction. Except as otherwise provided in subsection (g) below, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units will be subject to one of the following two (2) Periods of Restriction depending, as the case may be, upon whether the Award is subject to time-based or performance-based restrictions:

(i)         Time-Based Period of Restriction: Any Period of Restriction for an Award of Restricted Stock Units that is based solely on the passage of time will not be less than 3 years.

(ii)         Performance-Based Period of Restriction: Any Period of Restriction for an Award of Restricted Stock Units that is based on the achievement of Performance Measures will not be less than one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement).

Notwithstanding Section 3(c), the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock Units under a Period of Restriction that is shorter than the minimum Periods of Restriction in this subsection (d), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock Units.

(e)        Form and Timing of Settlement. Except as otherwise provided in Section 19 or a Participant’s Award Agreement, settlement and payment of Restricted Stock Units will be made at a specified settlement date that will not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion as specified in the Award Agreement, may settle earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares on the settlement date (or a combination thereof).

(f)         Voting Rights. A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Restricted Stock Units granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(g)        Termination of Employment or Service. Notwithstanding subsection (d) above:

(i)         With respect to an Award of Restricted Stock Units with a time-based Period of Restriction, (A) upon termination of a Participant's employment or service due to death, Disability, or Retirement, the Period of Restriction with respect to such Restricted Stock Units will lapse immediately, and the Restricted Stock Units will be settled immediately thereafter, and (B) upon termination of a Participant's employment or service for any reason other than death, Disability or Retirement, the Participant will forfeit all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

(ii)         With respect to an Award of Restricted Stock Units with a performance-based Period of Restriction, upon termination of a Participant's employment or service for any reason, the Participant will forfeit all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

11.	Performance Shares.

(a)        Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)        Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement that specifies the applicable Performance Period(s) and Performance Measure(s), the number of Performance Shares granted, and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c)        Value of Performance Shares. The initial value of a Performance Share will equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction will not apply to Awards that are adjusted pursuant to Section 18.

(d)        Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Shares, the Committee will certify in writing the extent to which the applicable Performance Measures have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. As soon as practicable following the Committee's determination and certification, payment will be made to each eligible Participant of the final value of the Performance Shares. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares (or a combination thereof).

(e)        Voting Rights. A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Performance Shares granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f)         Termination of Employment or Service. If a Participant terminates employment or service with the Company for any reason prior to the end of the Performance Period respecting an Award of Performance Shares, the Participant will forfeit any and all right to payment under the Performance Shares.

12.	Performance Units.

(a)        Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)        Award Agreement. Each grant of Performance Units will be evidenced by an Award Agreement that specifies the number of Performance Units granted, the Performance Period(s) and Performance Measure(s), and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c)        Value of Performance Units. The Committee will set Performance Measure(s) in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid to Participants.

(d)        Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Units, the Committee will certify in writing the extent to which the applicable Performance Measures have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. As soon as practicable following the Committee's determination and certification, payment shall be made to each eligible Participant of the final value of the Performance Units. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof).

(e)        Voting Rights. A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Performance Units granted under the Plan until such time, if at all, as Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f)         Termination of Employment or Service. If a Participant terminates employment or service with the Company for any reason prior to the end of the Performance Period respecting an Award of Performance Units, the Participant will forfeit any and all right to payment under the Performance Units.

13.	Other Stock-Based Awards.

(a)        Grant. The Committee shall have the right to grant Other Stock-Based Awards that may include, without limitation, (i) the grant of Shares based on attainment of Performance Measure(s) established by the Committee, (ii) the payment of Shares as a bonus or in lieu of cash based on attainment of Performance Measure(s) established by the Committee, and (iii) the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b)        Period of Restriction. Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, Other Stock-Based Awards granted pursuant to this Section 13 will have a minimum Period of Restriction of three (3) years, which period may, in the Committee's discretion, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement); provided, however, that in the Committee’s discretion, up to five percent (5%) of the Shares available for issuance as Full-Value Awards under the Plan may have a shorter Period of Restriction, but in no case less than one (1) year. Notwithstanding the above, an Award of payment in Shares in lieu of cash under other Company incentive or bonus programs, or Awards under Section 13(d), will not be subject to the minimum Period of Restriction limitations described above and will not be applied against or included when calculating the 5% limitation in the previous sentence.

(c)        Other Company Programs. Notwithstanding subsection (b) above, an Award that is payable in Shares in lieu of cash under another Company incentive or bonus program (and not this Plan) will not be subject to any Period of Restriction.

(d)	Non-Employee Director Retainer and Fees.

(i)         The Committee may, in its discretion, require that payment of a Non-Employee Director’s regular annual retainer, retainer for Board committee memberships, retainer for chairperson duties, fees for attendance at Board or Board committee meetings, or any other retainers or fees payable to a Non-Employee Director (collectively, "Retainers and Fees") be (A) in cash, (B) in Shares pursuant to an Other Stock-Based Award, (C) in any combination of cash and Shares pursuant to an Other Stock-Based Award, or (D) subject to the election in subsection (d)(ii).

(ii)         If so determined by the Committee pursuant to subsection (d)(i), each Non-Employee Director may elect to receive an Other Stock-Based Award in lieu of payment of all or a portion of his or her Retainers and Fees based on the Fair Market

Value of the Shares on the date any such Retainer or Fee would otherwise be paid. In the event that the Committee determines to permit Non-Employee Directors to make such elections, the Committee shall have full, final and discretionary authority to establish rules, procedures and conditions related to such elections.

(iii)        Other Stock-Based Awards granted under this Section 13(d) will not be subject to any Period of Restriction, but will otherwise be subject to the Plan's terms generally applicable to Non-Employee Directors or Participants (excluding provisions that apply only to Employees).

(e)        Payment of Other Stock-Based Awards. Subject to Section 13(b), payment under or settlement of any such Awards will be made in such manner and at such times as the Committee determines. The Committee may provide that settlement of Other Stock-Based Awards will be deferred, on a mandatory basis or at the election of the Participant, pursuant to a deferred compensation plan designed to comply with Code Section 409A.

(f)         Termination of Employment or Service. The Committee will determine the extent to which the Participant will have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or service or, if the Participant is a Non-Employee Director, service with the Company and its Subsidiaries. Those provisions will be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

14.	Performance-Based Exception.

(a)        The Committee may specify that the attainment of one or more Performance Measures will determine the degree of granting, vesting or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The Committee may establish Performance Measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade level, or position, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b)        Unless otherwise determined by the Committee, measurement of Performance Measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC.

(c)        Performance Measures may differ for Awards granted to any one Participant or to different Participants.

(d)        Achievement of Performance Measures in respect of Awards intended to qualify under the Performance-Based Exception will be measured over a Performance Period specified in the Award Agreement, and the goals will be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days that is equal to 25% of the relevant Performance Period applicable to the Award.

(e)        The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust the Awards downward).

15.	Transferability of Awards; Beneficiaries.

(a)        Awards Not Transferable. Except as provided in this Section 15, Awards under the Plan will not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and will not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. During the lifetime of a Participant, an Award will be exercised only by the Participant or the Participant's guardian or legal representative.

(b)        Death of Participant. Notwithstanding subsection (a), the Committee may provide in an Award Agreement that the Participant has the right to designate a beneficiary or beneficiaries who will be entitled to any rights, payments, or other benefits of the Award following the Participant's death. In the event of the Participant's death, the Participant's beneficiary may exercise the Award, to the extent the Award Agreement permits, in the same manner and to the same extent that the Participant could have exercised the Award on the date of his of her death.

(c)        Designation of Beneficiary. If an Award Agreement provides that a Participant has the right to designate a beneficiary or beneficiaries, the Participant must designate his or her beneficiary or beneficiaries in the manner the Committee prescribes in the Award Agreement.

(d)        Failure to Designate a Beneficiary. If a Participant's Award Agreement allows the Participant to designate a beneficiary or beneficiaries of the Award, and the Participant dies without a beneficiary designation valid under subsection (c), the Award may be exercised, within the limits of subsection (b), by the legatee of the Award under the Participant's will, by the Participant's estate in accordance with the Participant's will, or the laws of descent and distribution.

16.	Taxes.

Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Company may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld, which shall not exceed the amount determined by the applicable minimum statutory tax withholding rate (or such other rate as will not result in a negative accounting impact). For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

17.	Conditions Upon Issuance of Shares.

(a)        Shares will not be issued pursuant to the exercise or settlement of an Award, unless the exercise of the Award and the issuance and delivery of the Shares pursuant thereto will comply with Applicable Law.

(b)        As a condition to the exercise or settlement of an Award, the Company may require the person exercising the Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Law.

18.	Adjustments Upon Changes in Capitalization.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, or any change in the corporate structure affecting the Shares, or in the event of payment of a divided or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) or other corporate event that has a material effect on the Fair Market Value of the Shares, such adjustment will be made in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 4(c), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award will always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 will be final, binding, and conclusive.

19.	Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

(a)        Change in Control. Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Law, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(i)         any and all outstanding Options and SARs granted under the Plan with time-based vesting provisions will become immediately exercisable;

(ii)         any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards with time-based vesting provisions will lapse; and

(iii)        any and all Performance Shares, Performance Units and other Awards (if performance-based) will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the Change in Control.

(b)        Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, determine that (i) all outstanding Options and SARs will be terminated upon the occurrence of a Change in Control and that each Participant will receive, with respect to each Share subject to the Options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one Share in connection with the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the consideration payable with respect to one Share in connection with the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c)        Subsidiary Disposition. The Committee will have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in the Subsidiary Disposition. The Committee also will have the authority to condition any such Award vesting and exercisability or release from limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from limitations in connection with a Subsidiary Disposition, will remain fully exercisable until the expiration or sooner termination of the Award.

20.	Amendment, Suspension or Termination of the Plan.

(a)        Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval, as described in subsection (b) below, will be effective unless the amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon within the applicable time period.

(b)        Amendments Requiring Stockholder Approval. The Board will seek stockholder approval of any amendment the Board determines would constitute a material amendment within the meaning of applicable rules of the New York Stock Exchange, and such an amendment will become effective only upon its approval by the Company's stockholders. Except for adjustments made pursuant to Section 18, plan amendments that require stockholder approval include, without limitation, any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan;

(ii) reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs; (iii) allow a Participant to surrender to the Company any outstanding Options or outstanding SARs as consideration for the grant of new Options or SARs with a lower Exercise Price or grant price; (iv) extend the term of the Plan or the maximum term of Options granted under the Plan; or (v) change the class of persons eligible for grants of Awards under the Plan.

(c)        Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18) affecting the Company or the financial statements of the Company or of changes in Applicable Law, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception will be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(d)        Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding the Award, unless the termination, modification or amendment is required by Applicable Law and except as otherwise provided under the Plan.

(e)        Compliance with the Performance-Based Exception. If an Award is intended comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 20, make any adjustments to the Plan or Award Agreements it deems appropriate.

21.	Reservation of Shares.

(a)        The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares sufficient to satisfy the Plan's requirements. Shares issued under the Plan may be either authorized but unissued Shares, or Shares held in the Company's treasury.

(b)        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which the requisite authority is not obtained.

22.	Rights of Participants.

(a)        Continued Service. The Plan will not confer upon any Participant any right to continue employment or service with the Company, nor will it interfere in any way with his or her right or the Company’s right to terminate a Participant's employment or service at any time, with or without cause.

(b)        Participant. No Employee or Non-Employee Director will have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

23.	Successors.

All obligations of the Company under the Plan and with respect to Awards will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company, and references to the “Company” in the Plan and in any Award Agreements will be deemed to refer to such successors.

24.	Legal Construction.

(a)        Gender, Number and References. Except where otherwise indicated by the context, any masculine term used in the Plan also will include the feminine, the plural will include the singular, and the singular will include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or rule or regulation will be deemed to refer to that Section of the Plan, act, code, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, rule or regulation.

(b)        Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c)        Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan will be subject to all Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)        Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements under the Plan will be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e)        Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the Company's stockholders for approval will be construed as creating any limitations on the power of the Board or a committee of the Board to adopt any other incentive arrangements it may deem desirable.

(f)         Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to that section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy

Code Section 409A will have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A.

25.	Prior Plans.

Following the Effective Date, no additional awards will be made under the Company's 1997 Incentive Stock Plan or its 1999 Outside Directors Stock Option Plan.